Exhibit 10.7




                               OPERATING AGREEMENT

                                     between

                              Georgia Power Company

                                       and

                             Southern Power Company




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
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                                TABLE OF CONTENTS

ARTICLE 1 Definitions.............................................................................................2
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
                  1.1 "Fuel Services".............................................................................2
                  1.2 "Generation Facility".......................................................................2
                  1.3 "Governmental Authority"....................................................................3
                  1.4 "Legal Requirements"........................................................................3
                  1.5 "New Investment Projects"...................................................................3
                  1.6 "New Investment Services"...................................................................4
                  1.7 "Operating Services"........................................................................4
                  1.8 "Operation and Maintenance Services"........................................................4
                  1.9 "Prudent Utility Practice"..................................................................4

ARTICLE 2 Operator's Authority and Responsibility with Respect to Operation of the
          -------------------------------------------------------------------------
                  Generation Facilities...........................................................................5
                  ---------------------

                  2.1 Responsibility of Operator..................................................................5
                  2.2 Authorization of Operator...................................................................6
                           2.2.1. Plant Operation and Maintenance.................................................6
                                    (a) Staff and Personnel.......................................................7
                                    (b) Licenses and Permits for Generation Facilities............................7
                                    (c) Reductions in Capacity and Outages at Each Plant..........................7
                                    (d) Events About Which Owner is to be Notified................................8
                                    (e) No Changes to Transmission or Distribution Facilities.....................8
                                    (f) Operation in Accordance with Operating Plan...............................9
                                    (g) Point of Interconnection..................................................9
                           2.2.2. New Investment Services.........................................................9
                           2.2.3. Fuel Services..................................................................10
                  2.3 Retirement, Removal or Addition of Generating Facilities...................................10
                  2.4 Authority to Act as Agent for Owner and Right of Third Parties to Rely on
                           Agency................................................................................11
                  2.5 Assignment of Contracts; Liability and Allocation of Risks.................................11
                           2.5.1 Contracts with Third Parties....................................................11
                           2.5.2 Acceptance of Contract Provisions...............................................12
                           2.5.3 Enforcement of Rights Under Contracts...........................................12
                  2.6 Cooperation of Owner.......................................................................13
                  2.7 Operator Interface Procedure...............................................................14
                  2.8 Plans and Budgets..........................................................................14
                           2.8.1 Strategic Plan..................................................................15
                                    (a) Five-year Operating and Planned Outage Schedule..........................15
                                    (b) Availability and Performance Goals.......................................15
                                    (c) Planned Mandatory Projects...............................................15


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                                    (d) Planned Improvement Projects.............................................16
                                    (e) Authorized Level of Staffing.............................................16
                           2.8.2 Fuel Plan.......................................................................16
                           2.8.3 Operating Budget................................................................17
                           2.8.4 Capital Budget..................................................................17
                           2.8.5 Fuel Budget.....................................................................17
                           2.8.6 Material Contracts..............................................................17
                  2.9 Information and Reports....................................................................17
                           2.9.1 Generation Facility Data........................................................18
                           2.9.2 Generation Facility Budget Reports..............................................18
                           2.9.3 Generation Facility Strategic Plan Reports......................................18
                           2.9.4 Audit Reports...................................................................18
                           2.9.5 Correspondence to and from Regulatory Agencies..................................18
                           2.9.6 Responses to Owner Inquiries....................................................18
                  2.10 Plant Tours...............................................................................19
                  2.11 Management Audit..........................................................................19

ARTICLE 3 Entitlement to Output..................................................................................20
          ---------------------

                  3.1 Entitlement to Output......................................................................20
                  3.2 Determination of Output-Responsibility for Station Service and Losses......................20

ARTICLE 4 Costs, Billing, Accounting and Audit...................................................................20
          ------------------------------------

                  4.1 Cost of Operation and Maintenance..........................................................20
                  4.2 New Investment Costs.......................................................................21
                  4.3 Fuel Costs.................................................................................21
                  4.4 Other Costs Required by Legal Requirements.................................................21
                  4.5 Revision...................................................................................21
                  4.6 Billing....................................................................................22
                  4.7 Payment....................................................................................22
                  4.8 General Accounting Matters.................................................................22
                  4.9 Right to Inspect Records...................................................................22
                  4.10 Disputed Invoice..........................................................................23

ARTICLE 5 Advancement of Funds...................................................................................23
          --------------------

                  5.1 Advancement of Funds.......................................................................23
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ARTICLE 6 Taxes   24
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                  6.1 Taxes......................................................................................24

ARTICLE 7 Compliance with Provisions of Permits and Requirements of Governmental
          -----------------------------------------------------------------------
                  Agencies.......................................................................................24
                  --------

                  7.1 Compliance with Provisions of Permits and Requirements of Governmental
                           Agencies..............................................................................24

ARTICLE 8 Confidentiality of Information.........................................................................24
          ------------------------------


ARTICLE 9 Damage to Persons or Property; Penalties; Fines........................................................25
          -----------------------------------------------

                  9.1 Applicability of Article...................................................................25
                  9.2 Absence of Warranty........................................................................25
                  9.3 Liabilities to Third Parties and Owner.....................................................25
                  9.4 Willful Misconduct.........................................................................27
                  9.5 Limitation of Liability....................................................................27
                  9.6 Severability...............................................................................28

ARTICLE 10 Insurance.............................................................................................28
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                  10.1 Parties Obligations Generally.............................................................28
                  10.2 Commercial Liability Insurance............................................................29
                  10.3 Workmen's Compensation Insurance..........................................................29
                  10.4 Additional Insurance......................................................................30
                  10.5 Waiver of Subrogation - Allocation and Payment of Premium.................................30

ARTICLE 11 Term   31
           ----

                  11.1 Term......................................................................................31

ARTICLE 12 Remedies..............................................................................................31
           --------

                  12.1 Termination...............................................................................31

ARTICLE 13 Miscellaneous.........................................................................................34
           -------------

                  13.1 No Partnership or Joint Venture...........................................................34
                  13.2 Owner's Designated Representatives........................................................34
                  13.3 Operator's Designated Representative......................................................34
                  13.4 Depreciation..............................................................................34
                  13.5 Holidays, Business Days...................................................................34
                  13.6 Owner's Services to be Furnished at Cost..................................................35
                  13.7 Entire Agreement..........................................................................35
                  13.8 Amendments................................................................................35
                  13.9 Notices...................................................................................35
                  13.10 Captions.................................................................................36

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                  13.11 Counterparts.............................................................................36
                  13.12 No Waiver................................................................................36
                  13.13 Singular and Plural......................................................................36
                  13.14 Third Party Beneficiaries................................................................36
                  13.15 Severability.............................................................................36

ARTICLE 14 Successors and Assigns................................................................................37
           ----------------------

                  14.1 Successors and Assigns....................................................................37

ARTICLE 15 Governing Law.........................................................................................37
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                  15.1 Governing Law.............................................................................37


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                               OPERATING AGREEMENT
                                     between
                              Georgia Power Company
                                       and
                             Southern Power Company


         THIS AGREEMENT is made and entered into this 31st day of July 2001 (the "Effective Date") by and between Georgia Power Company ("Operator") and Southern Power Company ("Owner").

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, Operator and Owner are each a wholly-owned subsidiary of The Southern Company ("Southern"), a registered holding company under the Public Utility Holding Company Act of 1935 (the "1935 Act"); and

         WHEREAS, Owner owns certain generation stations, plants and other generation-related facilities within the service territory of Operator and may construct or acquire additional facilities in the future; and

         WHEREAS, Owner intends to sell on the wholesale market the electric power generated by such facilities; and

         WHEREAS, Operator owns and operates generation stations, plants and other related generation facilities and has developed the expertise and experience to efficiently and economically operate such facilities; and

         WHEREAS, Owner believes that in order to more efficiently and economically provide for the operation, maintenance, repair, and rehabilitation of its generating stations, plants and other generation-related facilities, such activities should be conducted and coordinated by Operator; and


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         WHEREAS, Owner desires that Operator undertake the operation, maintenance, repair and rehabilitation of its generating stations, plants and other generation-related facilities identified on Schedule 1, subject to the receipt of any necessary regulatory approvals, and Operator has agreed to do so under the terms and conditions set forth below.

         NOW THEREFORE, in consideration of these premises, the parties, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE 1
                                   Definitions

          As  used  herein,   the  following   terms  and  phrases  shall  have,
respectively, the following meanings:


               1.1 "Fuel  Services"  shall mean work  related to  supplying  and managing all necessary fuels for the Generation Facilities, including, without limitation, planning, procurement, contract administration, fuel quality assurance, administration of payables and receivables, and all activities relating to procurement, transportation, installation, monitoring, repairing, storage, reprocessing and disposal of fuel for the Generation Facilities, related materials and waste products.


               1.2 "Generation Facility" shall mean, and refer to, respectively, each of the fossil fuel, hydro-electric and pumped storage generation stations, plants and other generation-related facilities owned by Owner, located within the service territory of Operator and identified on Schedule 1 attached hereto and incorporated herein; provided, however, that should activities concerning a Generation Facility be undertaken with respect to one unit of such station, plant or facility, the phrase "Generation Facility" shall mean and refer to that unit and related common facilities. Generation stations, plants and other generation-related facilities may be removed from or added to the definition of "Generation Facilities" as contemplated in
          Section 2.3.


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               1.3  "Governmental   Authority"  shall  mean  any  local,  state,
          regional or federal legislative, regulatory, administrative, legal, judicial or executive agency, commission, department or other entity and any person acting on behalf of any such entity.


               1.4 "Legal Requirements" shall mean all laws, codes, ordinances, orders, judgments, decrees, injunctions, licenses, rules, permits, approvals, written agreements, regulations and requirements of or issued by every Goernmental Authority having jurisdiction over the matter in question, whether federal, regional, state or local, which may be applicable to Operator, or to Owner, or to any Generation Facility or any of the real or personal property comprising the Generation Facilities, or to services to be provided to Owner hereunder, or the use, occupancy, possession, operation, maintenance, construction, retirement, acquisition, installation, alteration, replacement, reconstruction or disposal of any one or more of the Generation Facilities or any part thereof.

               1.5 "New Investment Projects" shall mean projects for the Generation Facilities relating to the planning, design, licensing, acquisition, construction, completion, renewal, improvement, addition, repair, replacement or enlargement of any Unit of Property (as described in the Federal Energy Regulatory Commission's "Units of Property for Use in Accounting for Additions and Retirements of Electric Plants"), under circumstances where expenditures on or for such projects are to be capitalized in accordance with the Electric Plant Instructions of the Uniform System of Accounts prescribed for Class A and B utilities by the Federal Energy Regulatory Commission.


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               1.6 "New  Investment  Services" shall mean work on or for any New
          Investment Project, including, but not limited to, any planning, design, engineering, labor, procurement of materials and supplies, materials management, quality assurance, training, security, and environmental protection, together with maintaining or obtaining
          licenses  and  regulatory  approvals  related  thereto,   governmental
          affairs or regulatory relationships, administration of payables and receivables, and all other activity required for the safe and reliable operation of the New Investment Project and/or the relevant Generation Facility or that may be required to comply with Legal Requirements.

               1.7 "Operating Services" shall mean Fuel Services, New Investment Services, and Operation and Maintenance Services.


               1.8 "Operation and Maintenance Services" shall mean work for Owner relating to the possession, management, control, start-up, operation, availability, production of energy, maintenance, improvement, renewal, replacement, and shutdown, including, but not limited to, any planning, design, engineering, labor, procurement of materials and supplies, materials management, quality assurance, training, security, and environmental protection, together with maintaining or obtaining licenses and regulatory approvals related thereto, governmental affairs or regulatory relationships, administration of payables and receivables, and all other activity required for the safe and reliable operation of the Generation Facilities or that may be required to comply with Legal Requirements.


               1.9 "Prudent Utility Practice" shall mean at a particular time any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry prior to such time, or any of the practices, methods and acts which, in the exercise


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          of  reasonable  judgment  in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with good business
          practices,   reliability,  safety  and expedition. "Prudent  Utility
          Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of governmental agencies of competent jurisdiction.



                                    ARTICLE 2
        Operator's Authority and Responsibility with Respect to Operation of the Generation Facilities



         2.1 Responsibility of Operator. Operator, consistent with such written guidelines as may be jointly developed with Owner, shall provide and be responsible for (i) the operation and maintenance of the Generation Facilities in a safe and reliable manner in accordance with all Legal Requirements and with Prudent Utility Practice, (ii) the generation of power and energy at the Generation Facilities to the credit of and for the benefit of the Owner as economically as is reasonably practicable, (iii) the repair and rehabilitation of the Generation Facilities as may, from time to time, be necessary, appropriate or reasonably practicable and advisable and (iv) as and to the extent deemed by Owner to be necessary or appropriate, the construction of new or additional non-nuclear generation facilities for Owner. Operator also shall make such further changes and additions to and retirements from the Generation Facilities in its service territory as shall be consistent with such operation, maintenance, repair and rehabilitation. Such services and construction may be provided by Operator through its own personnel or, in part, by others, including

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without limitation affiliate personnel, under contractual or other arrangements, including the use of Owner's personnel under the direction and supervision of Operator.


         2.2 Authorization of Operator. In furtherance of the foregoing, Owner authorizes Operator, and Operator agrees to provide, Operation and Maintenance Services and Fuel Services for the Generation Facilities and, as authorized herein, New Investment Services. Owner hereby authorizes Operator to take all actions that, in the discretion and judgment of Operator consistent with Prudent Utility Practice, are deemed necessary or advisable in providing these Operating Services. Owner hereby authorizes Operator, as operator, to take any and all action necessary to comply with all Legal Requirements and to take all action necessary to fulfill any requirements for the safe and reliable operation of the Generation Facilities. The authority vested in Operator shall include, but not be limited to, the authority to incur costs, liabilities, and obligations, to purchase equipment, materials and supplies, to perform and arrange for performance of work, to select and retain contractors, engineers, consultants, architect-engineers, attorneys, accountants and other firms or persons, and to take all actions in connection with the Generation Facilities that are within the scope set forth above. Without limiting the foregoing, the authority vested in Operator shall include the following:

                  2.2.1. Plant Operation and Maintenance. Operator shall have the authority to possess, operate and maintain the Generation Facilities in accordance with policies and decisions established and made by Owner. Subject to the provisions of this Agreement, Operator shall in accordance with Prudent Utility Practice endeavor to achieve reliable performance of each Generation Facility, to maximize the capacity and availability factors and minimize forced outage rates and durations at each Generation Facility and to produce busbar costs as low as reasonably possible.

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


                           (a) Staff and Personnel. Subject to the provisions of
                  Section 2.8.1 respecting Strategic Plans and approval of Owner or Owner's designated representative, Operator shall have the authority to select, hire, compensate, control and discharge (when deemed appropriate by Operator) those persons, firms or corporations which are required to satisfy its obligations under this Agreement. Operator shall keep Owner informed of any plans to change either the Operator officer responsible for any of Owner's Generation Facilities or the Operator manager of such Generation Facility. Any input from Owner on such plans will be considered by Operator, but Operator's decisions on personnel matters shall be final. Operator shall also consider any positive or negative comments from Owner regarding the performance of any of Operator's officers or managers, but management decisions on whether to take personnel or salary administration actions shall be made solely by Operator.

                           (b) Licenses and Permits for Generation Facilities.
                  Operator is authorized to obtain and maintain compliance with all licenses, approvals and permits for each Generation Facility from Governmental Authorities required for operation and maintenance of the Generation Facility. Upon mutual agreement of Operator and Owner, or as required by Legal Requirements, Operator will be designated in such licenses, approvals and permits as having operating responsibility for the Generation Facilities.

                           (c) Reductions in Capacity and Outages at Each Plant.
                  Owner recognizes that, in the course of operating the Generation Facilities, it may be necessary to decide whether to operate the Generation Facilities at less than full power

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                  or to terminate or suspend such operations altogether in light of technical, legal, regulatory, safety, economic, power system, testing, or other considerations. Operator recognizes the need to minimize periods of reduced capacity or outages at the Generation Facilities that could have an adverse effect on Owner's power supply system or its cost of providing reliable electric service. Operator will endeavor to consult with Owner concerning any operating conditions which are expected to result in capacity reductions of fifty percent (50%) or more at a Generation Facility or outages at a unit of any Generation Facility, and Operator will only take those actions when they determine they are prudent and necessary from an operating standpoint.

                           (d) Events About Which Owner is to be Notified. In
                  the event of an occurrence at a Generation Facility of any unplanned outage, any significant extension of a planned outage, any unplanned reduction in the capacity of a unit for an extended period, or any event at a Generation Facility or any regulatory action which is likely to attract substantial media attention or to affect substantially the operation of the Generation Facility, Operator shall inform Owner as soon as practical, or in accordance with guidelines acceptable to Owner, after the occurrence of such event.

                           (e) No Changes to Transmission or Distribution
                  Facilities. In order that the safe operation of the Generation Facilities is assured, Owner shall not effect any operating or physical changes to its transmission and distribution facilities which may adversely affect the safe operation of the Generation Facilities without prior consultation with and the concurrence of Operator.

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


                           (f) Operation in Accordance with Operating Plan. Each
                  Generation Facility shall be operated in accordance with Prudent Utility Practice and pursuant to an operating plan developed and updated regularly by Operator and Owner and in accordance with Owner's obligations, if any, under any interconnection agreements, power pooling arrangements or other applicable arrangements, as such obligations may presently exist or may hereafter be modified from time to time, including the obligations, if any, of Owner to maintain the design integrity of each Generation Facility under the requirements of the Southeast Electric Reliability Council and the National Electric Reliability Council.


                           (g)   Point of Interconnection.    The point of
                  interconnection between any Generation Facility and Operator's or a third party's transmission system and the extent of Operator's operational responsibility therefor shall be determined from time to time by Owner and Operator.

                  2.2.2. New Investment Services. Operator shall have responsibility for all New Investment Services. Operator is authorized to enter into such arrangements as it deems appropriate for the Generation Facilities and to make all decisions regarding the completion of New Investment Projects that were contemplated in the construction budgets for the Generation Facilities as of this acquisition by Owner or that have been approved and provided for in an Operating Budget or Capital Budget under the procedures contemplated in Section 2.8 and as applicable Section 2.3.3. All equipment, materials and supplies included in such New Investment Projects for each Generation Facility shall be acquired in the name of Owner and shall be the property of Owner.


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


               2.2.3. Fuel Services. Operator shall have responsibility for Fuel Services. Operator is authorized to enter into such arrangements as it deems appropriate and to make all decisions regarding fuel and fuel services.


         2.3 Retirement, Removal or Addition of Generating Facilities. Owner shall retain the exclusive authority (i) to determine when the economic life of the Generation Facility has ended and thereupon to retire the Generation Facility from commercial operation or (ii) to remove a particular generation station, plant or other generation-related Facility from the provisions of this Agreement and to arrange for other means for its operation and maintenance. Owner and Operator may agree to add new generation stations, plants or other generation-related facilities of Owner within Operator's service territory to this Agreement.


                  2.3.1 Retirement. Upon Owner informing Operator of any retirement or removal of a Generation Facility, Operator shall take such action as may be necessary to reduce operation of the Generation Facility or to terminate operation and place the Generation Facility or unit in a safe shutdown condition. Owner retains the authority to determine whether any to-be-retired Generation Facility should be placed in standby status or operated at reduced output for economic reasons or Owner's need for the capacity or energy of the Generation Facility. Operator shall also take such steps as may be necessary to decommission and dispose of and thereafter maintain, to the extent necessary, any to-be-retired Generation Facility or any unit thereof designated for retirement.

                  2.3.2 Removal. Upon Owner informing Operator of any removal of a Generation Facility from this Agreement, Operator shall take such action as may be necessary to transfer operational control of such Generation Facility, and to comply with the provisions of Sections


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         12.1.2 and 12.1.3, which shall also apply. Upon the transfer of operational control of a Generation Facility as contemplated above and in Sections 12.1.2 and 12.1.3, such generation station, plant or other generation-related facility shall cease to be a "Generation Facility."

                  2.3.3 Addition. Upon Owner and Operator agreeing to the addition of a generation station, plant or other generation-related facility to this Agreement, such generation station, plant or other generation-related facility shall be a "Generation Facility" and shall be subject to all of the provisions of this Agreement.


         2.4 Authority to Act as Agent for Owner and Right of Third Parties to Rely on Agency. In the conduct of the authority vested in Operator in Sections
2.1 and 2.2 above, Owner hereby designates and authorizes Operator to act as its attorney-in-fact and agent for such purposes, including, without limitation, authority to enter into and administer contracts on behalf of Owner for procurement of material, equipment or services and authority to administer contracts entered into by Owner with respect to the Generation Facilities. As relates to all third parties, the designation of Operator as agent shall be binding on Owner. Operator accepts such appointment as agent of Owner. Upon request from Operator, Owner shall provide written confirmation of this agency relationship to third parties.

         2.5      Assignment of Contracts; Liability and Allocation of Risks.

                  2.5.1 Contracts with Third Parties. Upon mutual agreement of Operator and Owner, Owner shall assign and transfer to Operator those contracts with third parties relating to the operation of each Generation Facility. Prior to assignment and transfer of such contracts, Operator may request Owner to appoint Operator as agent for administration of any such contracts. After receipt of any such assignment, transfer or authorization to administer, Operator shall have the exclusive responsibility for the administration and enforcement thereof in accordance with the terms thereof.

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


                  2.5.2 Acceptance of Contract Provisions. To the extent permitted pursuant to Section 2.8, Operator in such contracts with third parties may agree to such matters as limitations on the liability of contractors for work performed or materials furnished, restrictions on warranties, agreements to indemnify the contractors from liability, requirements that Owner be bound by financial protection provisions, waivers, releases, indemnifications, limitations of liability and further transfers or assignments under such contracts, and other similar provisions (each contract with a third party that contains any of the provisions, terms or other effects described in this sentence, shall be referred to as a "Material Contract"). Owner waives any claims against Operator for entering into Material Contracts approved pursuant to the process provided in Section 2.8. Owner also agrees to be bound by the requirements for financial protection, waivers, releases, indemnification, limitation of liability and further transfers or assignments that bind Operator as they now exist in existing Material Contracts or as they may exist in the future with respect to Material Contracts approved or entered into pursuant to such process provided in
         Section 2.8.

               2.5.3 Enforcement of Rights Under Contracts. Owner covenants that, Owner will notify Operator in writing in advance if Owner intends to threaten suit or bring suit against third parties or otherwise make any claim under any contract or arrangement relating to any of the Generation Facilities or Operating Services being provided by Operator. If Owner desires for Operator to threaten or bring suit or otherwise to make any claim, or desires that such action contemplated by Operator shall not be taken, Owner shall, by written


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          notice to Operator, request it so to act or refrain from acting. Upon
          Operator's receipt of a notice under one of the previous two sentences, Owner and Operator shall arrange for consultation within ten (10) working days thereafter on the questions raised, or such lesser period of time as Operator or Owner shall specify in the light of circumstances requiring a more expeditious determination. Neither Operator nor Owner shall make its final determination whether it will or will not bring any such suit or make any such claim until after such consultation; however, the determination by Operator regarding the action that it will or will not take, shall be final and binding (irrespective of what Owner decides to do), and the decision of Owner regarding the action that it will or will not take will also be final and binding (irrespective of what Operator decides to do).


          2.6 Cooperation of Owner. Subject to the requirements and procedures of Sections 2.5.2 and 2.8, and in the case of New Investment Services
     Section 2.2.2 and as applicable Section 2.3.3, Owner agrees that it will take all necessary action in a prompt manner to execute any agreements with respect to the provision of Operation and Maintenance Services and Fuel Services for the Generation Facilities, and New Investment Services, as and when requested by Operator to permit Operator to carry out its authority and responsibilities pursuant to this Article 2. Operator may request Owner to furnish services or assistance, materials, supplies, licenses, offices and real property rights including, without limitation, power supply
     services,   transmission  and  distribution  system  repair,  replacement, construction and maintenance, accounting services, maintenance personnel, security services, and other personnel, services or assistance as Operator may require with respect to any one or more Generation Facilities. Any such items which Owner agrees to furnish to Operator shall be provided at cost.

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


          2.7 Operator Interface Procedure. Operator and Owner will jointly establish and maintain an Operator Interface Procedure to govern the working relationships between the two companies. The Operator Interface Procedure shall contain procedures by which Owner can maintain an overview of Generation Facility operations, procedures for administering this Operating Agreement through designated executive points of contact, and procedures to define interfaces for support services and assistance provided by Owner pursuant to Section 2.6 hereof.

          2.8 Plans and Budgets. Strategic Plans, Fuel Plans, Operating Budgets, Capital Budgets, Fuel Budgets and Material Contracts shall be submitted to Owner by Operator as provided in Paragraphs 2.8.1 through 2.8.5 below. The contents of these plans, budgets and Material Contracts shall conform to the requirements and guidelines established pursuant to the Operator Interface Procedure. Owner shall approve or disapprove each such plan, budget or Material Contract within thirty (30) days after its submittal. In the event Owner disapproves a plan, budget or Material Contract, Owner shall inform Operator of the basis for such disapproval. Operator shall then modify such plan, budget or Material Contracts as required to make it acceptable to Owner and shall resubmit it for approval; provided, however, that in no event shall Operator be required to submit plans, budgets or Material Contracts which would cause Operator to operate a Generation Facility in violation of any Legal Requirements or in a manner that fails to provide reasonable assurance of health and safety to employees. Operator shall attempt to provide Operating Services in accordance with such approved plans and within the aggregate annual amount of such budgets.
     Notwithstanding the foregoing, Operator makes no representation, warranty or promise of any kind as to accuracy of any such plan or budget, or that any attempt referred to in the preceding sentence will be successful, and in no event shall Owner be relieved of its responsibility to pay costs incurred by Operator as required in Article 4 hereof.

                  2.8.1 Strategic Plan. A Strategic Plan for each Generating Facility shall be submitted to Owner by Operator no later than July 1 of each year. Owner may separately approve or disapprove individual projects which are classified as planned improvement projects pursuant to Paragraph (d) below, but shall otherwise approve or disapprove each Strategic Plan in its entirety. Strategic Plans may cover one or more Generation Facilities. Each Strategic Plan shall identify key assumptions to be used in the preparation of budgets and forecasts, including:


                         (a) Five-year  Operating and Planned  Outage  Schedule.
                    This section shall identify the scheduled operating cycles and planned outages for maintenance and other work during the succeeding five years. The schedule shall describe in reasonable detail the time and duration of each planned outage and the maintenance and other work planned to be performed during such outage.


                         (b) Availability and Performance Goals. This section shall contain overall performance goals which have been established by Operator for the Generation Facility for the current year.

                         (c) Planned Mandatory Projects.  A mandatory project is
                    any project with a total estimated cost in excess of one million dollars ($1,000,000) or such other amount as Owner may establish, including but not limited to any upgrade, replacement, addition or program, which is needed in order to support normal operations in accordance with Prudent Utility Practice or in order to comply with regulatory or safety requirements. The associated schedule and estimated annual funding requirements shall be included.

                           (d) Planned Improvement Projects. An improvement
                  project is any project with a total estimated cost in excess of one million dollars ($1,000,000) or such other amount as Owner may establish, including but not limited to any upgrade, replacement, addition, or program, which is not mandatory as defined in (c) above. Examples of such projects include efforts to improve performance of a Generation Facility or conditions, such as improved Generation Facility capacity or efficiency, enhanced working conditions, and appearance. The associated schedule and estimated annual funding requirements shall be included.

                           (e) Authorized Level of Staffing. This section shall
                  provide the current authorized number of permanent staff positions which are assigned to the Generation Facility and its offsite support. Such number of positions shall be broken down by functional areas (e.g., operations, maintenance, administrative, technical, corporate support), shall include positions which are located either on-site or off-site, and shall include all positions regardless of the actual employer. This section shall also show any estimates of planned changes in such authorized number of positions over the succeeding five years.

                  2.8.2 Fuel Plan. A five-year Fuel Plan for each Generation Facility shall be submitted to Owner by September 15 of each year. Owner shall approve or disapprove each Fuel Plan within thirty days after submittal. Each Fuel Plan shall describe in reasonable detail plans for procurement and tilization of fuel for the Generation Facility and information on disposal of waste products. A Fuel Plan may cover one or more Generation Facilities.

                  2.8.3 Operating Budget. By September 1 of each year, Operator shall submit to Owner a written Operating Budget showing the estimated costs of operating and maintaining Owner's Generation Facilities during the next calendar year, with a forecast of budget requirements for the succeeding four calendar years. Each budget shall be supported by detail reasonably adequate for the purpose of review by Owner.


                  2.8.4 Capital Budget. By September 1 of each year, Operator shall submit to Owner a written Capital Budget estimate of capital expenditures for each of Owner's Generation Facilities for the next calendar year, with a forecast of budget requirements for the succeeding four calendar years. Each budget shall be supported by detail reasonably adequate for the purpose of review by Owner.

                  2.8.5 Fuel Budget. By September 15 of each year, Operator shall submit to Owner a written Fuel Budget estimate of fuel expenditures for each of Owner's Generation Facilities for the next calendar year, with a forecast of budget requirements for the succeeding four calendar years. Each budget shall be supported by detail reasonably adequate for the purpose of review by Owner.

                  2.8.6 Material Contracts. Reasonably in advance of the time it plans to enter into a Material Contract with a third party, Operator shall submit to Owner a draft of such Material Contract. Each draft Material Contract will be supported with all attachments and sufficient information for Owner to evaluate the provisions that render such draft a Material Contract.


         2.9 Information and Reports. Operator shall furnish to Owner the following information and reports:

               2.9.1 Generation Facility Data. At the time of submittal of each Strategic Plan, Operator shall also furnish a comparison of the
         performance  of  each  Generation   Facility  with  other   generating
         facilities using performance indicators in common use in the electric utility industry or as may be specified by Owner.

               2.9.2 Generation Facility Budget Reports. Operator shall furnish monthly data showing actual costs for operation and maintenance, capital expenditures, and direct fuel expenditures with comparisons to the respective budgets. This report will normally be provided by the end of the succeeding month.

               2.9.3 Generation Facility Strategic Plan Reports. At least quarterly, Operator shall furnish data showing actual performance for each unit at each Generation Facility compared to goals contained in the Strategic Plan for the Generation Facility.

                  2.9.4 Audit Reports. Operator shall make available for review by Owner copies of financial or accounting reports concerning Owner's Generation Facilities containing the results of audits by or for Southern Company Services, Inc., or any affiliate or subsidiary of The Southern Company, or by any regulatory agency.

                  2.9.5 Correspondence to and from Regulatory Agencies. At the request of Owner, Operator shall furnish to Owner copies of correspondence to and from regulatory agencies concerning one or more of Owner's Generation Facilities.

               2.9.6 Responses to Owner Inquiries. In addition to the obligation of Operator to provide the information as explicitly required herein, Operator shall respond to reasonable written or verbal requests from Owner for information not otherwise specifically provided for herein.

               2.10 Plant Tours. Owner shall have the right to have its representatives and guests visit its Generation Facilities, to tour the facilities, and observe activities at the Generation Facilities; provided that such visits or tours will not interfere with the operation of the Generation Facilities, or the security or safety of such facilities. Owner shall assure that its representatives and guests comply with all applicable rules and regulations in effect at a Generation Facility whether imposed by Governmental Authority or by Operator.

               2.11 Management Audit. Owner shall have the right to conduct a management audit, at its own cost, of Operator's performance hereunder
         either  by  Owner   officers  and  employees  or  through  their  duly
         authorized agents or representatives. Operator shall cooperate with Owner in the conducting of such audit and, subject to applicable Legal Requirements and the requirements of vendors, give Owner reasonable access to all contracts, records and other documents relating to the Generating Facilities. Following any such management audit, Operator shall respond to the findings of such audit if requested to do so by Owner. Management audits by Owner shall be scheduled so as to minimize the number of audits required and so as to not to exceed one management audit in any consecutive twelve-month period.

                                    ARTICLE 3
                              Entitlement to Output

         3.1 Entitlement to Output. Owner shall be entitled to all of the output from its Generation Facilities at the time generation in such units occurs. Subject to Operator's primary responsibility for safe operation of the Generation Facilities, Owner shall have the right to schedule and dispatch the capacity and energy needed from the facilities, and Operator shall use its best efforts to honor such schedule.

         3.2 Determination of Output-Responsibility for Station Service and Losses. Output of each Generation Facility shall be the gross generation of the facility, less station service requirements, and less adjustments for losses experienced. Owner shall be responsible for providing all off-site electric power required at the Generation Facility whenever the station service and losses exceed the gross generation of the Generation Facility.

                                    ARTICLE 4
                      Costs, Billing, Accounting and Audit

         4.1 Cost of Operation and Maintenance. Owner shall pay to Operator all direct costs incurred by Operator relating to Operation and Maintenance Services for the Generation Facilities (including all costs identified in Section 9.3 and any costs incurred by Operator as a consequence of termination hereunder). Such costs shall include all payments made to Operator employees (including payment of wages, salaries, workmen's compensation and other benefits) relating to work performed by such employees while on the premises of any of the Generation Facilities. Operator and Owner acknowledge that all such payments made to

Operator employees, relating to work performed by such employees while on Generation Facility premises, are effectively made by Owner, since Owner is responsible for such payments and they are made from funds placed on deposit by Owner for those purposes. Owner shall also pay to Operator the Generation Facility allocated share of other of Operator's costs. Allocation of costs to Operation and Maintenance Services shall be performed in accordance with the methodology agreed-upon from time to time by Owner and Operator.

         4.2 New Investment Costs. Owner shall pay to Operator all costs incurred by Operator relating to New Investment Services for the Generation Facilities, including obligations incurred to third parties, direct costs of Operator associated with such New Investment Services and the Generation Facilities' allocated share of Operator's other costs associated with such activities. Allocation of costs to New Investment Services shall be performed in accordance with the methodology agreed-upon from time to time by Owner and Operator pursuant to Section 4.1 hereof.

         4.3 Fuel Costs. Owner shall pay to Operator all direct costs incurred by Operator relating to Fuel Services for the Generation Facilities and the Generation Facilities allocated share of other of Operator's costs. Allocation of costs to Fuel Costs shall be performed in accordance with the methodology agreed-upon from time to time by Owner and Operator pursuant to Section 4.1 hereof.
         4.4 Other Costs Required by Legal Requirements. Owner shall pay to Operator all direct costs incurred by Operator and the Generation Facilities' allocated share of other of Operator's costs associated with any other activities of Operator relative to the Generation Facilities that are required to meet Legal Requirements.

         4.5 Revision. Should Operator undertake to perform services for any other affiliated company or for any non-affiliated company where the cost to Operator of providing such services affects the cost of Operator to provide Operating Services pursuant to this Agreement, Operator shall discuss the matter and reach agreement with Owner respecting the need for or the terms of any amendment of this Section 4 as may be appropriate to assure the continued fairness of the determination of the responsibility for costs payable to Operator hereunder.

         4.6 Billing. Operator shall render to Owner a monthly billing statement, with detailed data in a computer readable form as reasonably requested by Owner, no later than the fifth (5th) day of each month detailing costs incurred for Operation and Maintenance Services during the preceding month pursuant to Section 4.1; costs incurred for New Investment Services during the preceding month pursuant to Section 4.2; costs incurred for Fuel Services during the preceding month pursuant to Section 4.3; and the other costs incurred during the preceding month pursuant to Section 4.4.

         4.7 Payment. The obligation to make payments as specified herein shall continue notwithstanding the capability (or lack of capability) of the Generation Facilities to produce power for any reason.

         4.8 General Accounting Matters. Determinations by Operator on all accounting matters related to the transactions contemplated by this Agreement will be in accordance with Generally Accepted Accounting Principles and the Securities and Exchange Commission's Uniform System of Accounts for Mutual and Subsidiary Service Companies, utilizing the accrual method of accounting, unless otherwise specifically provided in this Agreement or mutually agreed by Operator and Owner or as prescribed by other regulatory agencies having jurisdiction, as in effect from time to time.

         4.9 Right to Inspect Records. During normal business hours and subject to conditions consistent with the conduct by Operator of its regular business affairs and responsibilities, Operator will provide Owner or any auditor utilized by Owner and reasonably acceptable to Operator, or any nationally recognized accounting firm retained by Owner, access to Operator's books, records, and other documents directly related to the performance of Operator's obligations under this Agreement and, upon request, copies thereof, which pertain to (a) costs applicable to Operation and Maintenance Services, New Investment Services, Fuel Services, and Other Costs for Owner's Generation Facilities to the extent necessary to enable Owner to verify the costs which have been billed to Owner pursuant to the provisions of this Agreement; (b) compliance with all environmental Legal Requirements; and (c) matters relating to the design, construction and operation and retirement of Owner's Generation Facilities in proceedings before any Governmental Authority.

         4.10 Disputed Invoice. In the event Owner shall question any statement rendered by Operator in accordance with the provisions of Section 4.1 hereof, Owner shall nevertheless promptly pay amounts called for by Operator under
Section 4.1 hereof but such payment shall not be deemed to prevent Owner from claiming an adjustment of any statement rendered.

                                    ARTICLE 5
                              Advancement of Funds

         5.1 Operator shall prepare forecasts, in such frequency, form and detail as Owner shall direct, of the funds required to pay Operator's anticipated costs of the services to be provided to Owner and the dates on which payment of such costs shall become due. Owner shall advance funds to Operator in such amounts and at such times determined on the basis of such forecasts, to enable Operator to pay its costs of services on or before payment of such costs shall be due. Such advances shall be made by deposits or bank transfers to accounts of Operator with such financial institutions as Operator shall designate. Any excess funds in such accounts shall be invested by Operator in accordance with prudent cash management practices and all investment income and appreciation received on such funds shall be credited against the cost of service provided to Owner.

                                    ARTICLE 6
                                     Taxes

         6.1 Owner shall report, file returns with respect to, be responsible for and pay all real property, franchise, business or other taxes, except payroll and sales or use taxes, arising out of or relating to its ownership of the Generation Facilities.

                                    ARTICLE 7
                      Compliance with Provisions of Permits
                    and Requirements of Governmental Agencies

         7.1 Owner and Operator shall cooperate in taking whatever action may be necessary to comply with the terms and provisions of all permits and licenses for the Generation Facilities and with all applicable lawful requirements of any federal, state or local agency or regulatory body having jurisdiction in or over the Generation Facilities.

                                    ARTICLE 8
                         Confidentiality of Information

         8.1 Each party to this Agreement may, from time to time, come into possession of information of the other parties that is either confidential or proprietary. Any party having any such information which is known to be considered by any other party as either confidential or proprietary will not reproduce, copy, use or disclose (except when required by a Governmental Authority) any such information in whole or in part for any purpose without the written consent of the other party. In disclosing confidential or proprietary information to a Governmental Authority, the disclosing party shall cooperate with the other party in minimizing the amount of such information furnished. At the specific request of the other party, the disclosing party will endeavor to secure the agreement of such Governmental Authority to maintain specified portions of such information in confidence. Public dissemination of information by the furnishing party before or after it is furnished shall constitute a termination of the confidentiality requirement as to that specific information.


                                    ARTICLE 9
                 Damage to Persons or Property; Penalties; Fines


         9.1 Applicability of Article. Since Operator is undertaking its responsibilities hereunder (i) at cost and (ii) in order to assist Owner in meeting its responsibilities with respect to its Generation Facilities, the following provisions shall be applicable to loss or damage to the property of any or all of the parties hereto (including Generation Facilities property) or of third parties, or injuries to or loss of life by any person, including employees of the parties hereto, and to penalties or fines assessed with respect to the Generation Facilities:

         9.2 Absence of Warranty. Operator does not warrant that its performance of Operating Services will meet the standards set forth in Sections 2.1 and 2.2 hereof, and its sole obligation if it fails to meet such standards is to reperform at the request of Owner the deficient work at cost payable by Owner in a manner that complies with such standards. Owner acknowledges that such services are not subject to any warranty of any nature, express or implied, including, without limitation, any warranty of merchantability or fitness for a particular purpose.

         9.3 Liabilities to Third Parties and Owner. (a) To the fullest extent provided by law, all liability to third parties other than liability for Operator's Willful Misconduct (as defined in 9.4 below), fraud or gross negligence whether arising in contract (including breach of warranty), tort (including negligence, product liability, breach of fiduciary duty or any other theory of tort liability), under the laws of real property or otherwise, or as a result of fines or other penalties imposed by any Governmental Authority, that results from or is in any way connected with the provision of Operation and Maintenance Services, New Investment Services, or Fuel Services for the Generation Facilities shall be borne by Owner in their entirety. Owner shall indemnify and hold harmless Operator, its agents servants, directors, employees and affiliates (the "Indemnified Parties") from and against any and all claims, losses, damages, expenses and costs of any kind, including without limitation attorneys fees, costs of investigation and court costs, other than those attributable to Willful Misconduct, fraud or gross negligence of Operator, whether direct or indirect, on account of or by reason of bodily injuries (including death) to any person or persons or property damage arising out of or occurring in connection with the provision of Operation and Maintenance Services, New Investment Services, or Fuel Services for the Generation Facilities, whether or not such claims, losses, damages, expenses or costs were caused by or alleged to have been caused by or contributed to by the active, passive, affirmative, sole or concurrent negligence or by breach of any statutory or other duty (whether non-delegable or otherwise) of any of the Indemnified Parties.

         Except for consequences of Operator's Willful Misconduct or fraud, Owner and its affiliates, servants, employees, agents and insurers hereby release, acquit and forever discharge the Indemnified Parties, to the fullest extent permitted by applicable law, from any and all damages, claims, causes of action, damage to property of Owner or expenses of whatever kind or nature, that are in any manner connected with the provision of any Operating Services or the performance and prosecution of any project or work by any of the Indemnified Parties for or on behalf of Owner for its Generation Facilities, whether arising in tort (including negligence, strict liability, breach of fiduciary duty or any other theory of tort liability), contract (including breach of warranty), under the laws of real property or otherwise, or as a result of any fine or other penalty imposed by any Governmental Authority. This release shall be effective whether or not such claims, causes of action, damages, or expenses were caused or alleged to have been caused by or contributed to by the active, passive, affirmative, sole or concurrent negligence or by breach of any statutory or other duty (whether non-delegable or otherwise) of any of the Indemnified Parties.

         9.4 Willful Misconduct. As used in this Agreement, the term "Willful Misconduct" shall mean any act or omission by any of the Indemnified Parties that is performed or omitted consciously with actual knowledge that such conduct is likely to result in damage or injury to persons or property; provided, however, that any such act or omission, if performed or omitted by an Indemnified Party, shall not be deemed Willful Misconduct unless an officer or employee of Operator at or above the officer level of Vice President or the employee level of plant manager shall have expressly authorized such act or omission. Operator shall exercise reasonable and customary supervision or control over the activities of its agents, servants and employees, and its affiliates, so as to minimize the potential for adverse willful actions by such agents, servants or employees or affiliates; provided, however, that failure of Operator to prevent such adverse willful actions shall not itself be considered Willful Misconduct. Liability attributable to Operator's Willful Misconduct, fraud or gross negligence shall be borne by Operator, subject to the limitations of liability in Section 9.5 below and the last paragraph of Section 9.3 above in the case of liability to Owner.

         9.5 Limitation of Liability. Notwithstanding Sections 9.3 and 9.4 hereof, Owner agrees that in no event shall any of the Indemnified Parties be liable to Owner for any indirect, special, punitive, incidental or consequential damages including, without limitation, (1) loss of profits or revenues, (2) damages suffered as a result of the loss of the use of Owner's power system,

Generation Facilities or equipment, (3) cost of purchase of replacement power (including any differential in fuel or power costs), or (4) cost of capital with respect to any claim based on or in any way connected with this Agreement whether arising in contract (including breach of warranty), tort (including negligence, strict liability, breach of fiduciary duty or any other theory of tort liability), under the laws of real property or any other legal or equitable theory of law, or as a result of any fine or other penalty imposed by any Governmental Authority. Owner shall release, acquit, forever discharge, indemnify, and hold harmless the Indemnified Parties from and against any claim by any customer of Owner, or any other third party, for any direct, indirect, special, punitive, incidental or consequential damages arising out of any performance or failure to perform under this Agreement. The provisions of this
Section 9.5 shall apply to the fullest extent permitted by law.

         9.6 Severability. In the event that any particular application of any of the limitations of liability contained in this Article 9 should be finally adjudicated to be void as a violation of the public policy of the State of Georgia then such limitation of liability shall not apply with respect to such application to the extent (but only to the extent) required in order for such limitation of liability not to be void as a violation of such public policy, and such limitations of liability shall remain in full force and effect with respect to all other applications to the fullest extent permitted by law.

                                   ARTICLE 10
                                   Insurance

         10.1 Parties' Obligations Generally. During the term of this Agreement, Owner and Operator shall make reasonable efforts to procure and maintain in force such physical damage and loss, public liability, worker's compensation, officers' liability and other insurance as Owner may deem appropriate with respect to all losses, damages, liability and claims arising out of Owner's ownership of its Generation Facilities and Operator's operation thereof and the provision of Operating Services hereunder. All such insurance policies shall identify Operator and Owner as additional insureds thereunder as their interests may appear, and shall contain a waiver of subrogation clause in favor of Operator and Owner to the extent of the applicable limits of such policies. The aggregate cost of all insurance, applicable to each Generation Facility and procured by Operator pursuant to this Agreement, and any payment by Operator of any deductible, self-insured retention, or co-payment in connection with any policy claim arising out of Operator's performance of this Agreement shall be included in the costs of Operating Services. Operator will take steps to meet the requirements of such insurance policies and cooperate with Owner to furnish information, establish procedures, erect or change physical facilities and otherwise meet the requirements of the insurers to maintain coverage in effect and to collect claims that may be made under such insurance. In the event that any of the insurance described in this Article 10 is canceled by a party, that party shall give written notice of such cancellation to the other party at least sixty (60) days prior to the effective date of such cancellation.


     10.2 Commercial Liability Insurance. Operator will carry insurance to cover the legal obligations to pay damages because of bodily injury or property damage. The limits and deductibles of such coverage shall be as mutually agreed by Operator and Owner.


         10.3 Workmen's Compensation Insurance. Operator shall qualify as a self-insurer in Georgia and with the U.S. Department of Labor for purposes of the U.S. Longshoreman's and Harbor Worker's Act, but will provide an umbrella policy to cover benefits in excess of its assumed liability for workmen's compensation, the Longshoreman's and Harbor Worker's Act, and employers liability. Owner and Operator acknowledge that, pursuant to the terms of this Agreement, all premiums for Operator's workmen's compensation insurance and all payments to Operator employees, including workmen's compensation benefits, relating to work performed by such employees while on the premises of a Generation Facility, are effectively made by the Owner, since such premiums and payments constitute direct charges incurred by Operator in relation to the performance of Operating Services for such Generation Facility. It is the intent of Owner and Operator that for purposes of workmen's compensation Owner not be exposed to greater liability by virtue of this Agreement than Owner would have if Owner had utilized Owner employees to perform Operating Services. If Operator and Owner agree, as an alternative, the parties can purchase any such insurance.


         10.4 Additional Insurance. In the event Owner at any time or from time to time shall have elected to participate in supplemental insurance programs to cover other risks arising from the ownership and operation of a Generation Facility, including the extra costs of replacement power, the costs of such protection shall be borne by Owner.

         10.5 Waiver of Subrogation - Allocation and Payment of Premium. Each insurance policy obtained by a party hereto shall contain waivers of subrogation against the other party, if obtainable from the insurer. The aggregate cost of all insurance, applicable to the Generation Facilities and procured by Operator pursuant to this Agreement, shall be considered an operating cost subject to reimbursement under Section 4.1. In the event that any of the foregoing insurance policies is canceled by a party, that party shall give written notice of such cancellation to the other party sixty (60) days prior to the effective date of such cancellation.

                                   ARTICLE 11
                                      Term

         11.1 Term. The term of this Agreement shall commence on the Effective Date, subject nevertheless to any applicable rules, regulations or approvals of any regulatory authority whose approval is required. This Agreement shall expire
(i) when all Generation Facilities have been retired and each site has been returned to a condition acceptable to Owner, all in compliance with Legal Requirements; (ii) upon termination pursuant to Section 12.1; or (c) upon mutual agreement of the parties. Owner's obligation to make payments to Operator under this Agreement that have not been satisfied prior to the expiration of the term of this Agreement shall survive such expiration of the term.

                  11.1.1 It is recognized in the case of expiration under Sections 11.1(i) or 11.1(iii), however, that this Agreement shall not expire, unless all necessary regulatory approvals, if any, have been obtained to transfer the operating responsibility for all Generation Facilities to Owner or Owner's designee. Until the date on which such transfer of operating responsibility is accomplished, or as Owner may otherwise notify Operator in writing, Operator agrees to continue to provide Operating Services for the Generation Facilities.

                                   ARTICLE 12
                                    Remedies
         12.1 Termination. In the event Owner determines that it is in its interest to do so, or Operator determines that it is in Operator's interest to do so, either Operator or Owner may at will terminate this Agreement as provided below. Except as may be otherwise provided in Section 11.1, this Section 12.1 and Article 9 hereof, this right of termination shall be Owner's sole and exclusive remedy, legal or equitable, for any failure by Operator at any time to perform its duties, responsibilities, obligations, or functions under this Agreement, or for any other breach by Operator of this Agreement. The procedure for exercise of this right of termination shall be as follows:

                  12.1.1 Owner shall give written notice to Operator of Owner's determination to terminate this Agreement or Operator shall give written notice to Owner of its determination to terminate this Agreement.

                  12.1.2 Following the giving of such notice, the parties agree to cooperate, in good faith, to accomplish the transfer of operating responsibility in a prompt manner, including without limitation assigning contracts, transferring employees, and modifying licenses, approvals and permits as necessary to reflect such change (including, if required to effectuate transfer to Owner for regulatory purposes of the operating responsibility for the Generation Facilities).

                  12.1.3 It is recognized that no termination shall be accomplished until all necessary regulatory approvals, if any, have been obtained to transfer the operating responsibility for all Generation Facilities to Owner or Owner's designee. During the period between the giving of the notice of determination to terminate, and the date on which such transfer of operating responsibility is accomplished, Operator agrees to continue the provision of Operating Services for the Generation Facilities.

                  12.1.4 Upon receipt of all necessary governmental authorization for transfer of operating responsibility for each Generation Facility from Operator to Owner or Owner's designee, this Agreement shall terminate. Except as may otherwise be provided in
         Section 11.1 and this Section 12.1 and except for the consequences of Operator's Willful Misconduct, fraud or gross negligence and the other


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

         limitations provided in Article 9 hereof, Owner hereby agrees that from and after such termination Owner shall indemnify and forever hold Operator, its servants, directors, employees, affiliates and its agents harmless from and against any and all liability, costs, expenses (including reasonable attorneys' fees) and judgments, which may thereafter be experienced by Operator, which are in any way related to, arise out of or are in connection with the activities of Operator, its agents, servants, directors, employees and affiliates under this Agreement (whether the cause occurred before or after termination). Except as may otherwise be provided in Section 11.1 and this Section
         12.1 and except for the consequences of Operator's Willful Misconduct or fraud and the other limitations provided in Article 9 hereof, Owner further waives any claim Owner may have against Operator, its officers, directors, employees, affiliates and agents for damage to property of Owner, that arose out of or in connection with the activities of Operator, its officers, directors, employees, affiliates and agents under this Agreement. The indemnification and waiver contained herein shall survive termination and shall be specifically enforceable by Operator against Owner.


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

                                   ARTICLE 13
                                  Miscellaneous

         13.1 No Partnership or Joint Venture. Nothing in this Agreement shall be deemed to create or constitute a partnership, joint venture or association among the parties hereto or any of them, the sole purpose of this Agreement being limited to providing for the orderly and efficient operation, maintenance, repair, upgrade, rehabilitation, renewal, replacement, additions and construction of the Generation Facilities.

         13.2 Owner's Designated Representatives. Owner hereby designates its President as Owner's Representative, who shall receive notices and communications from Operator under the provisions of this Agreement and who shall send to the designated Representative of Operator all notices and communications under the provisions of this Agreement.

         13.3 Operator's Designated Representative, Operator hereby designates its President as the Operator Representative, who shall receive notices and communications from Owner's Representative under the provisions of this Agreement and who shall send to Owner's Representative all notices and communications concerning the provisions of this Agreement.

         13.4 Depreciation. Owner shall determine the basis and method it will use for purposes of depreciation and other matters where investment in Generation Facilities property is relevant.

         13.5 Holidays, Business Days. Any obligations to perform under this Agreement, including payment obligations, which shall become due on a non-business day shall become due upon the next business day. The term "business day" shall mean any day other than a day on which banking institutions in the City of Atlanta, Georgia are authorized by law to close.

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

         13.6 Owner's Services to be Furnished at Cost. To the extent that Owner may, from time to time, provide goods or services to Operator, Operator shall pay for such goods and services at Owner's cost determined as herein provided, which payments shall thereupon be treated as Generation Facilities costs under
Article 4.

         13.7 Entire Agreement. This Agreement constitutes the entire understanding among the parties hereto, superseding any and all previous understandings, oral or written, pertaining to the subject matter contained herein. No party hereto has relied or will rely upon any verbal or written representation or verbal or written information made or given to such party by any representative of the other party or anyone on its behalf.

         13.8 Amendments. This Agreement may not be amended, modified, or terminated, nor may any obligation hereunder be waived verbally, and no such amendment, modification, termination or waiver shall be effective for any purpose unless it is in writing, and signed by both parties hereto, and all necessary regulatory approvals have been obtained.

         13.9 Notices. Any notice, request, consent or other communication permitted or required by this Agreement shall be in writing and shall be deemed given when deposited in the United States Mail, first class postage prepaid, and addressed as follows:

         If to Operator:            Georgia Power Company
                                    333 Piedmont Ave.
                                    Atlanta, GA 30308
                                    Attention: President

         If to Owner:               Southern Power Company
                                    270 Peachtree Street, N.E.
                                    Atlanta, GA  30303
                                    Attention: President

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

         Unless a different officer or address shall have been designated by the respective party by notice in writing.

         13.10 Captions. The descriptive captions of the various Articles, Sections and Paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms and provisions hereof.

         13.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.12 No Waiver. Failure of any party to enforce any rights or to require performance of any other party of any of the provisions of this Agreement shall not release any party of any of its obligations under this Agreement and shall not be deemed a waiver of any rights of the parties to insist on performance thereof, or of any of the parties' rights or remedies hereunder, and in no way shall affect the validity of these terms and conditions or any part thereof, or the right of any party thereafter to enforce every provision hereof.

         13.13 Singular and Plural. Throughout this Agreement, whenever any word in the singular number is used, it shall include the plural unless the context otherwise requires; and whenever the plural number is used, it shall include the singular unless the context otherwise requires.

         13.14 Third Party Beneficiaries. This Agreement is for the benefit of Owner and Operator, and no person or entity other than Owner and Operator is or shall be entitled to bring any action to enforce any provision of this Agreement against anyone.

         13.15 Severability. Should any provision of this Agreement be held to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect, provided that deletion of the invalid or unenforceable provision does not materially affect the agreement of the parties contained herein.

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


                                   ARTICLE 14
                             Successors and Assigns

         14.1 This Agreement and all of the terms and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of Operator's obligations hereunder shall be assignable by Operator, in whole or in part, without the express written consent of Owner. Any mortgage indenture trustee which shall foreclose on substantially all of the electric generation properties of Owner may, at such trustee's own election, be deemed to be a successor and assign of Owner under this Agreement.

                                   ARTICLE 15
                                  Governing Law

         15.1 This Agreement shall be construed in accordance with, and to be governed by, the laws of the State of Georgia.


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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and by their duly authorized representatives as of the day and year first above written.

                  "Operator"

                 GEORGIA POWER COMPANY


                 By:
                    --------------------------
                 Name:
                      ------------------------
                 Title:
                       -----------------------



                 "Owner"

                  SOUTHERN POWER COMPANY


                 By:
                    --------------------------------
                     C.B. Harreld
                     Vice President, Comptroller and Chief Financial Officer


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


                                   SCHEDULE 1

                  SOUTHERN POWER COMPANY GENERATION FACILITIES


GENERATING STATION                                    LOCATION
Plant Dahlberg                                      Jackson County, Georgia




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